                                                                   Exhibit 11.01


                                        ELANTEC SEMICONDUCTOR, INC.
                               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (In thousands, except per share data)

                                                                     Three Months Ended             Nine Months Ended
                                                                          June 30,                      June 30,
                                                                  --------------------------    --------------------------
                                                                    1996         1995(1)          1996         1995(1)
                                                                 ------------  -------------   ------------  -------------
Primary:
Net income                                                       $     1,323    $       837     $    3,657   $      1,816
                                                                 ============  =============   ============  =============
Common and common equivalent shares outstanding:
   Common stock                                                        8,648          1,915          8,429          1,828
   Convertible redeemable preferred stock                                ---          4,937            ---          4,937
   Common stock options                                                  800            978            908          1,067
                                                                 ------------  -------------   ------------  -------------
                                                                       9,448          7,830          9,337          7,832

Common and common equivalent shares related to stock
   and option issuances in accordance with SAB Nos. 55,
   64 and 83                                                               0             24              0             24
                                                                 ------------  -------------   ------------  -------------

Common and common equivalent shares used in
  computing per share amounts                                          9,448          7,854          9,337          7,856
                                                                 ============  =============   ============  =============

Net income per share                                              $     0.14     $     0.11     $     0.39     $     0.23
                                                                 ============  =============   ============  =============

(1) The information in this column was derived from the Company's audited consolidated financial statements at June 30, 1995.